UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)      October 7, 1997
                                                -------------------------------


Commission File Number:    000-17962


                         Applebee's International, Inc.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                   43-1461763
-------------------------------           ------------------------------------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)


          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
       -------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
               --------------------------------------------------
              (Registrant's telephone number, including area code)



                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.   Other Events

     The following information is provided by Applebee's International, Inc. (the "Company") in accordance with the Private Securities Litigation Reform Act of 1995 as it relates to a safe harbor for companies making forward-looking statements. The factors listed below are important factors that could cause actual results to differ materially from those projected in the forward-looking statements made by the Company in its press release dated October 7, 1997 attached as Exhibit A hereto and incorporated herein by reference.

     System Growth. The Company's continued growth will depend upon the ability of the Company and its franchisees to open and operate additional restaurants profitably. The opening of new restaurants, both by the Company and its franchisees, depends on a number of factors, many of which are beyond the control of the Company and its franchisees. These factors include, among others, the availability of management, restaurant staff and other personnel; the cost and availability of suitable restaurant locations, acceptable leasing or financial terms; cost effective and timely construction of restaurants (which construction can be delayed due to, among other reasons, labor disputes, local zoning and licensing matters, and weather conditions); and securing required governmental permits. There can be no assurance that the Company or its franchisees will be successful in opening the number of restaurants anticipated, or that new restaurants opened by the Company or its franchisees will be operated profitably.

     In the course of expanding its restaurant systems, the Company and its franchisees enter new or more highly competitive geographic regions or local markets in which they may have limited operating experience. There can be no assurance of the level of success of the restaurant concepts in these regions or particular local markets. Newly opened restaurants typically operate with below normal profitability and incur certain additional costs in the process of achieving operational efficiencies during the first several months of operation. When the Company or its franchisees enter highly competitive new markets or territories in which the Company's restaurant systems have not yet established a market presence, the adverse affects on sales and profit margins may be greater and more prolonged.

     The Company's expansion has and will continue to require the implementation of enhanced operational systems. The Company regularly evaluates the adequacy of its current policies, procedures, systems and resources, including financial controls, management information systems, field and restaurant management, and vendor capacities and relations. There can be no assurance that the Company will adequately address all of the changing demands that its planned expansion will impose on such systems, controls, and resources.

     The Company  intends to continue  to develop  and  franchise  the Rio Bravo
Cantina concept. There can be no assurance, however, that the Company will be successful in operating Rio Bravo Cantina restaurants or developing this concept as a franchising vehicle, identifying and attracting franchisees, or operating multiple restaurant concepts.

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

     Reliance on Franchisees. The continued growth of the Company is, in part, dependent upon its ability to retain qualified domestic franchisees and to attract franchisees for international markets and the ability of its franchisees to maximize penetration of their designated markets and to operate their restaurants successfully. Although the Company has established criteria to evaluate prospective franchisees, there can be no assurance that the Company's existing or future franchisees will have the business abilities or access to financial resources necessary to open the required number of restaurants or that they will successfully develop or operate these restaurants in their franchise areas in a manner consistent with the Company's standards. The Company intends to continue its efforts to franchise restaurants in certain international territories. There can be no assurance that the Company will be able to attract qualified franchisees or that such franchisees will be able to open and operate restaurants successfully.

     Acquisitions. The Company has acquired several Applebee's franchise restaurants, Rio Bravo Cantina restaurants, and other specialty restaurants. The future success of acquired restaurants depends primarily on the Company's ability to maintain sales and profitability of the restaurants and to retain and attract qualified management personnel. Such acquisitions also involve risks of unforeseen liabilities or other conditions relating to the acquired operations. Such future acquisitions, should they occur, will present these same uncertainties and risks.

     Competition. Competition in the casual dining segment of the restaurant industry is expected to remain intense with respect to price, service, location, concept, and the type and quality of food. There is also intense competition for real estate sites, qualified management personnel, and hourly restaurant staff. The Company's competitors include national, regional and local chains, as well as local owner-operated restaurants. There are a number of well-established competitors, some of which have been in existence for a longer period than the Company and may be better established in the markets where the Company's restaurants are or may be located. The restaurant business is often affected by changes in consumer tastes, national, regional or local economic conditions, demographic trends, traffic patterns, the availability and cost of suitable locations, and the type, number, and location of competing restaurants. The Company has begun to experience increased competition in attracting and retaining qualified management level operating personnel. In addition, factors such as inflation, increased food, labor and benefits costs, and the availability of and competition for hourly employees may adversely affect the restaurant industry in general and the Company's restaurants in particular.

     Restaurant Industry. The restaurant industry is affected by changes in consumer tastes and by national, regional, and local economic conditions, demographic trends, traffic patterns, and the type, number, and location of competing restaurants. Multi-unit chains such as the Company can also be adversely affected by publicity resulting from food quality, illness, injury or other health concerns or operating issues stemming from one restaurant or a limited number of restaurants. Dependence on fresh produce and meats also subjects restaurant companies such as the Company to the risk that shortages or interruptions in supply, caused by adverse weather or other conditions, could adversely affect the availability, quality or cost of ingredients. In addition, factors such as inflation, increased food, labor, and employee benefit costs, and the availability of qualified management and hourly employees may also adversely affect the restaurant industry in general and the Company's restaurants in particular. The continued success of the Company will depend in part on the ability of the Company's management to identify and respond appropriately to changing conditions.

     Government Regulation. The restaurant industry is subject to extensive state and local governmental regulations relating to the sale of food and alcoholic beverages and to sanitation, public health, fire, and building codes. Termination of the liquor license for any restaurant would adversely effect the revenues of that restaurant. Restaurant operating costs are also affected by other government actions that are beyond the Company's control, including increases in the minimum hourly wage requirement, workers' compensation insurance rates, and unemployment and other taxes. The Company may be subject in certain states to "dram-shop" statutes, which generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. The Company is also subject to federal regulation and certain state laws which govern the offer and sale of franchises. Many state franchise laws impose substantive requirements on any franchise agreement, including limitations on noncompetition provisions and the termination or nonrenewal of a franchise.





Item 7.   Exhibits

    (c)   Exhibits

    Exhibit         Description

       A            Press release of the Company dated October 7, 1997







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


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  APPLEBEE'S INTERNATIONAL, INC.
                                  (Registrant)


Date:    October 7, 1997          By:/s/George D. Shadid
         -----------------        ------------------------
                                  George D. Shadid
                                  Executive Vice President and
                                  Chief Financial Officer

                                    EXHIBIT A

Contact: Bill Lackey                                 FOR IMMEDIATE RELEASE
         Director of Investor Relations              October 7, 1997
         (913) 967-8196

                      APPLEBEE'S ANTICIPATES THIRD QUARTER
                       EARNINGS OF 39 CENTS PER SHARE AND
                    1997 EARNINGS GROWTH OF APPROXIMATELY 20%

OVERLAND PARK, KAN., October 7--Applebee's International, Inc. (Nasdaq:APPB) announced today that the company now anticipates its earnings for the third quarter, which ended on September 28, 1997, to be 39 cents per share, compared to last year's third quarter earnings of 35 cents per share. These earnings are less than analysts' current consensus estimates of 42 cents per share primarily due to higher than anticipated costs in connection with the 1997 rollout of the company's food and menu initiative, Applebee's comparable sales performance being at the lower end of the anticipated range, and the Rio Bravo Cantina concept performing at less than expected sales and profitability levels. The company plans to issue its complete third quarter earnings release on October 29, 1997.

The company expects net earnings for the fourth quarter of 1997 to be in the range of 38 to 39 cents per share, reflecting the continued costs of completing the rollout of the food and menu initiative, as well as the normal pre-opening costs and early operating inefficiencies to be incurred with the planned opening of 19 new company restaurants during the quarter. Accordingly, the company now expects full year earnings for 1997 to be in the range of $1.51 to $1.52 per share, an anticipated increase of approximately 20 percent over adjusted earnings per share in 1996 of $1.27 (adjusted upward for expenses of five cents per share in 1996 relating to the disposition of restaurants). The company expects annual earnings per share to grow approximately 20 percent in 1998.

In a separate release earlier today, the company announced that Stuart Waggoner, a nine-year Applebee's senior executive, has been named president and chief executive officer of Rio Bravo International, Inc., the operator and franchisor of Rio Bravo Cantina, the company's Tex-Mex concept. Mr. Waggoner replaces

Philip Hickey, president and chief operating officer, who has resigned to assume the position of president and chief operating officer of Rare Hospitality International, Inc.

The Applebee's concept is nearing the completion of a major system-wide rollout of its food and menu initiative that commenced earlier this year. This long-term strategic program, which includes enhanced food offerings with additional menu item selections, updated food presentations and new plateware, is expected to be fully implemented in all Applebee's restaurants by the end of November 1997. At the end of the third quarter, approximately 75 percent of the 908 Applebee's restaurants, including 150 company restaurants, had implemented the food and menu initiative.

Costs relating to the 1997 food and menu initiative consist of new plateware costs, corporate training expenses and the short-term negative impact on restaurant labor and food costs during, and for approximately 60 days following, the implementation period. During the third quarter the company incurred the expected level of training expenses; however, higher than expected labor costs were incurred during the implementation stages of the program in its company Applebee's restaurants. As expected, the expenses related to the new plateware were approximately $300,000 in the third quarter and are expected to be approximately $400,000 in the fourth quarter of this year. The company expects Applebee's restaurant operating costs to return to historical levels during the first quarter of 1998 after the implementation of the program has been completed.

Comparable sales for the Applebee's concept in the third quarter of 1997 and the 39 week period ended September 28, 1997 continued within the company's expected range of performance (between a 1.0 percent decline and a 1.0 percent increase). However, during the third quarter of 1997 comparable sales were at the lower end of the anticipated range. System-wide comparable sales for the third quarter decreased 0.7 percent and for the 39 weeks ended September 28, 1997 increased
0.9 percent. Comparable sales of company Applebee's restaurants for the third quarter decreased 0.8 percent and for the 39 week period increased 0.2 percent.

Comparable sales of company Rio Bravo Cantina restaurants for the third quarter decreased 3.0 percent and for the 39 week period decreased 1.0 percent. In calculating comparable restaurant sales, restaurants open for at least 18 months are compared from period to period.

Third quarter 1997 system sales for the Applebee's concept increased 16 percent, reaching $460.7 million compared with $398.7 million in the third quarter of 1996. System sales for the 39 week period ended September 28, 1997 were $1.36 billion, an increase of 19 percent over the same period of last year.

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates casual dining restaurants in 47 states and six international countries, under the trademarks of Applebee's Neighborhood Grill and Bar and Rio Bravo Cantina. At September 28, 1997, there were 908 Applebee's restaurants open system-wide, including 173 company and 735 franchise restaurants. In addition, there were 52 Rio Bravo Cantinas open system-wide, including 29 company and 23 franchise restaurants.

The statements contained in this release regarding anticipated costs and financial results for the company's 1997 fourth quarter, the full year of 1997 and 1998 earnings growth are forward looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described. For a discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the company's current report on Form 8-K filed with the Securities and Exchange Commission on October 7, 1997.

                                      # # #





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